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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of AMC Entertainment Inc. on Form S-2 of our report dated January 24, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to an emphasis of a matter and the going concern uncertainty related to the GC Companies, Inc. and subsidiaries' reorganization proceedings under Chapter 11 of the Federal Bankruptcy Code and a change in fiscal year 2000 in the method of accounting for costs of start-up activities) on the financial statements of GC Companies, Inc. and subsidiaries, Debtor-in-Possession, as of October 31, 2001 and 2000 and for the three years in the period ended October 31, 2001 appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

January 28, 2005
Boston, Massachusetts

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM